Exhibit 15.3

Our refRDS/629535-000001/23718065v2

AirNet Technology Inc. Suite 301 No. 26 Dongzhimenwai Street Chaoyang District Beijing, 100027 People's Republic of China

13 May 2022

AirNet Technology Inc.

We have acted as legal advisors as to the laws of the Cayman Islands to AirNet Technology Inc., an exempted limited liability company incorporated in the Cayman Islands (the "Company"), in connection with the filing by the Company with the United States Securities and Exchange Commission (the "SEC") of an annual report on Form 20-F for the year ended 31 December 2021 (the "Annual Report").

We hereby consent to the reference of our name under the heading "Item 16G Corporate Governance" in the Annual Report, and further consent to the incorporation by reference into the Registration Statements No. 333-148352, 333-164219, 333-183448 and 333-187442 on Form S-8 of the Company of the summary of our opinion under the heading of "Item 16G Corporate Governance" in the Annual Report. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP